UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2010

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 700
San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

PDF Solutions, Inc. held its Annual Meeting of Stockholders on May 18, 2010.  The total number of shares of the Company’s common stock voted in person or by proxy at the Meeting was 25,802,237.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1        Election of Class III Director

The Stockholders elected a director nominee at the Meeting to serve as Class III director until the Annual Meeting of Stockholders in 2013.  The voting results were as follows:

Nominee	Votes Cast For	Votes Cast Withheld	Votes Abstain	Broker Non-Votes
John K. Kibarian	10,909,048	9,279,854	—	5,613,335

Proposal 2        Ratification of Selection of Independent Registered Public Accounting Firm

The Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting firm for the fiscal year ending December 30, 2010.  The voting results were as follows:

Nominee	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes
PricewaterhouseCoopers LLP	24,985,376	816,860	1	—

Proposal 3        Approval of the Amended and Restated 2001 Stock Plan to extend it through May 17, 2020.

Name of the Plan	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes
2001 Stock Plan	6,949,289	13,235,512	4,101	5,613,335

Proposal 4        Approval of the Amended and Restated 2001 Employee Stock Purchase Plan to extend it through May 17, 2020.

Name of the Plan	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes
2001 Employee Stock Purchase Plan	15,202,084	4,982,717	4,101	5,613,335

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF Solutions, Inc

Date: May 19, 2010	By:	/s/ JOY E. LEO
	Name:	Joy E. Leo
	Title:	EVP, Chief Administration Officer and Acting CFO